As filed with the Securities and Exchange Commission on May 29, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________________
GRANITE RIDGE RESOURCES, INC.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware		88-2227812
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

5217 McKinney Ave, Suite 400 Dallas, Texas 75205
(Address of principal executive offices, including zip code)

GRANITE RIDGE RESOURCES, INC. AMENDED AND RESTATED 2022 OMNIBUS INCENTIVE PLAN
(Full title of the Plan)

Tyler S. Farquharson President and Chief Executive Officer 5217 McKinney Avenue, Suite 400 Dallas, Texas 75205 (214) 396-2850
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Thomas Zentner Vinson & Elkins LLP Indeed Tower 200 W 6th Street, Suite 2500 Austin, Texas 78701 (512)-542-8400
___________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Registration Statement is being filed by Granite Ridge Resources, Inc. (the “Registrant”) pursuant to General Instruction E to Form S-8 to register an aggregate 3,184,005 additional shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), with respect to the Granite Ridge Resources, Inc. Amended and Restated 2022 Omnibus Incentive Plan (the “Plan”), consisting of (i) 2,500,000 shares of Common Stock authorized pursuant to the First Amendment to the Plan, which was approved by the Registrant’s stockholders at the 2026 Annual Meeting of Stockholders and increased the number of shares of Common Stock available for issuance under the Plan by 2,500,000 shares of Common Stock and extended the term of the Plan from October 24, 2032 to October 24, 2034, and (ii) 684,005 shares of Common Stock that have become available for re-issuance under the Plan as a result of the forfeiture, cancellation or expiration of awards previously granted under the Plan.
Except as supplemented by the information set forth herein, the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on December 28, 2022 (File No. 333-269036) relating to the Granite Ridge Resources, Inc. 2022 Omnibus Incentive Plan are incorporated by reference herein.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this registration statement (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Explanatory Note to Part I of Form S-8.
The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Granite Ridge Resources, Inc. Amended and Restated 2022 Omnibus Incentive Plan as specified by Rule 428(b) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated by reference into this Registration Statement:
•The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Commission on March 6, 2026;
•The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, as filed with the Commission on May 7, 2026;
•The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 5, 2026 and May 22, 2026 (in each case excluding “furnished” and not “filed” information); and
•The description of the Registrant’s common stock, $0.0001 par value per share, contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 21, 2022, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.
All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such items) after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit No.	Description
3.1
Amended and Restated Certificate of Incorporation of Granite Ridge Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 28, 2022).

3.2	Amended and Restated Bylaws of Granite Ridge Resources, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 28, 2022).
4.1	Description of Securities (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K filed with the SEC on March 27, 2023).
4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Granite Ridge Resources, Inc.’s Registration Statement on Form S-4/A, filed with the SEC on September 12, 2022).
5.1*	Opinion of Vinson & Elkins LLP, as to the legality of the securities being registered.
23.1*	Consent of Forvis Mazars, LLP, independent registered public accounting firm of Granite Ridge Resources, Inc.
23.2*	Consent of Netherland, Sewell & Associates, Inc.
23.3*	Consent of Vinson & Elkins LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page).
99.1
Granite Ridge Resources, Inc. Amended and Restated 2022 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2026).

107*	Filing Fee Table.

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas, on May 29, 2026.
GRANITE RIDGE RESOURCES, INC.

By:    /s/ Tyler S. Farquharson
Name:    Tyler S. Farquharson
Title:     President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints each of Tyler S. Farquharson and R. Kyle Kettler, their true and lawful attorney-in-fact and agent, with full power of substitution, for each and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as each himself or herself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on May 29, 2026.

Signatures	Title

/s/ Tyler S. Farquharson	President and Chief Executive Officer
Tyler S. Farquharson	(Principal Executive Officer)

/s/ R. Kyle Kettler	Chief Financial Officer
R. Kyle Kettler	(Principal Financial Officer)

/s/ Kimberly A. Weimer	Chief Accounting Officer
Kimberly A. Weimer	(Principal Accounting Officer)

/s/ Matthew Miller	Director and Co-Chairman of the Board
Matthew Miller

/s/ Griffin Perry	Director and Co-Chairman of the Board
Griffin Perry

/s/ Amanda N. Coussens	Director
Amanda N. Coussens

/s/ Thaddeus Darden	Director
Thaddeus Darden

/s/ Michele J. Everard	Director
Michele J. Everard

/s/ Kirk Lazarine	Director
Kirk Lazarine

/s/ John McCartney	Director
John McCartney